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EXHIBIT 99.1


iLINC COMMUNICATIONS


CONTACT:
JAMES M. POWERS, JR.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
602-952-1200


                        ILINC ADDS NEW DIRECTOR TO BOARD

PHOENIX, Arizona (September 13, 2004) - iLinc Communications (AMEX:ILC), developers of one of the most feature-rich and secure integrated Web and audio conferencing solutions available, announced today that Craig W. Stull, age 53, has joined its Board of Directors, bringing the total number of Board members to five.

Mr. Stull is president and chief executive officer of Pragmatic Marketing, Inc., which he founded in 1993 to provide product marketing training and consulting to firms by focusing on strategic, market-driven techniques. Pragmatic Marketing has provided product marketing training for nearly 3,000 notable technology companies worldwide. Prior to this role, Mr. Stull was vice president of product marketing for Legent Corporation, a $500 million, multi-platform software vendor. Mr. Stull has served as vice president of marketing for Phoenix-based Viasoft, a provider of COBOL code analysis, testing, and re-engineering tools, as well as vice president of marketing at Dallas-based UCCEL.

In commenting on the appointment, James M. Powers, Jr., president and chief executive officer of iLinc Communications, said, "Craig has 18 years of software product marketing experience, six years of exceptionally successful software sales experience, and eight years of technical experience in operations and systems programming. We expect this combination of sales, marketing, and technical experience to be an added source of invaluable information as we continue to shape the future of iLinc Communications, and we look forward to working closely with Craig."


ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. (AMEX: ILC) is a leading developer of conferencing products and services for highly secure and cost-effective collaborative online meetings, presentations, and training sessions. The Company provides integrated Web and audio conferencing through its ASP hosting service and is also available as onsite installable software. iLinc's family of products and services include the iLinc suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Phone (Audio) Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and information technology applications. More information about the Phoenix-based company may be found on the Web at www.iLinc.com.


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ILC Adds New Board Member
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September 13, 2004


THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE E-LEARNING AND WEB CONFERENCING AND COLLABORATION MARKET IN GENERAL, USE OF THE INTERNET, THE ACCEPTANCE OF NEW PRODUCTS, THE COMPANY'S NEED FOR WORKING CAPITAL, THE RESULT OF PENDING LITIGATION, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, MeetingLinc, LearnLinc, ConferenceLinc, SupportLinc, and its logo are trademarks or registered trademarks of iLinc Communications, Inc. All other Company names and products may be trademarks of their respective companies.

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